Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

PainReform Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, no par value
Fees to Be Paid	Other	Warrants
Fees to Be Paid	Other	Subscription Rights
Fees to Be Paid	Other	Units
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o	)	(2)	(3)	$50,000,000	0.0001476	$7,380.00	(4)

	Total Offering Amounts								$7,380.00
	Total Fees Previously Paid								—
	Total Fee Offsets								$7,380.00
	Net Fee Due								$0	(5)

(1)
There are being registered under this registration statement such indeterminate number of ordinary shares, warrants, subscription rights, and units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $50,000,000 or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $50,000,000. The securities registered hereunder also include such indeterminate number of ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into ordinary shares. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(3)
The proposed maximum offering price per unit of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

(5)
The Registrant previously filed a Registration Statement on Form F-3 with the Securities and Exchange Commission on September 3, 2021 (File No. 333-259318), which was declared effective on September 13, 2021 (the “Prior Registration Statement”), that registered an aggregate of $100,000,000 of an indeterminate number of securities to be offered by the Registrant from time to time. For the $100,000,000 of securities registered on the Prior Registration Statement, the Registrant paid a filing fee of $10,910.00. In connection therewith, $95,788,954.33 of the securities remain unsold, leaving $10,450.58 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using $7,380.00 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly, no registration fee is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	PainReform Ltd.	F-3	333-259318	September 3, 2021		$10,910.00	Unallocated (Universal) Shelf	(1)	Unallocated (Universal) Shelf	$95,788,954.33
Fee Offset Sources	PainReform Ltd.	F-3	333-259318		September 3, 2021						$10,910.00

(1)
Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $7,380.00, which represents a portion of the $10,910.00 registration fee previously paid (after offset) with respect to $95,788,954.33 of unsold securities (the “Unsold Offset Securities”) previously registered on the Prior Registration Statement. The offering of the Unsold Offset Securities pursuant to the Prior Registration Statement associated with the claimed fee offset pursuant to Rule 457(p) have been completed or terminated.